UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.	Entry into a Material Definitive Agreement

Acquisition of Automotive Ignition Wire Business of General Cable Corporation

On May 23, 2016, Standard Motor Products, Inc. (the “Company”) announced that it had signed a definitive agreement to acquire the North American automotive ignition wire business of General Cable Corporation for approximately $71 million, subject to post-closing adjustments. The acquisition will include the purchase of General Cable’s automotive ignition wire business assets in North America as well as the equity interests of a General Cable subsidiary in Mexico. The transaction is expected to close in the near-future.

The Company plans to finance the purchase price and the one-time costs associated with the acquisition and integration expenses with borrowings under the Company’s revolving credit facility with JPMorgan Chase, as agent.

A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Omnibus Incentive Plan

On May 19, 2016, the stockholders of the Company approved the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan (the “Plan”) at the Annual Meeting of Stockholders. The Plan was previously approved by the Company’s Board of Directors, subject to shareholder approval.
The Plan became effective upon shareholder approval on May 19, 2016 and shall terminate ten years from the effective date, unless terminated sooner as provided for within the Plan. The Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards. The maximum number of shares that may be issued under the Plan is 1,100,000, subject to adjustment as provided under the Plan.

The Company’s Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Stockholders as filed with the Securities Exchange Commission on April 19, 2016 includes a copy of the Plan and includes a description of the material terms of the Plan under the caption “Proposal No. 2 Approval of the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan.” The Plan is filed as Exhibit 10.31 to this Form 8-K and is hereby incorporated by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 19, 2016, the Company held its Annual Meeting of Stockholders. The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(a)	Election of ten Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John P. Gethin	19,447,354	459,411	2,436,484
Pamela Forbes Lieberman	19,865,620	41,145	2,436,484
Joseph W. McDonnell	19,868,142	38,623	2,436,484
Alisa C. Norris	19,866,428	40,337	2,436,484
Eric P. Sills	19,863,206	43,559	2,436,484
Lawrence I. Sills	19,510,856	395,909	2,436,484
Frederick D. Sturdivant	19,857,290	49,475	2,436,484
William H. Turner	19,811,970	94,795	2,436,484
Richard S. Ward	19,863,760	43,005	2,436,484
Roger M. Widmann	19,861,942	44,823	2,436,484

(b)	Approval of the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,880,535	974,600	51,630	2,436,484

(c)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstain
22,321,001	19,209	3,039

(d)	Approval of non-binding, advisory resolution on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,434,550	407,795	64,420	2,436,484

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.31	Standard Motor Products, Inc. 2016 Omnibus Incentive Plan and forms of related award agreements (incorporated by reference to the Company’s Registration Statement on Form S-8 (Registration No. 333-211461) filed on May 19, 2016).

99.1	Press Release, dated May 23, 2016, announcing the asset acquisition of the automotive ignition wire business of General Cable Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Executive Vice President Finance,
Chief Financial Officer

Date: May 24, 2016

Exhibit Index

Exhibit No.	Description

10.31
Standard Motor Products, Inc. 2016 Omnibus Incentive Plan and forms of related award agreements (incorporated by reference to the Company’s Registration Statement on Form S-8 (Registration No. 333-211461) filed on May 19, 2016).

99.1	Press Release, dated May 23, 2016, announcing the asset acquisition of the automotive ignition wire business of General Cable Corporation.